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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 2, 2000

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                          MIDWAY AIRLINES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                000-23447                                   36-3915637
        (Commission File Number)               (IRS Employer Identification No.)

                 2801 Slater Road, Suite 200
                 Morrisville, North Carolina                27560
           (Address of principal executive offices)       (Zip Code)


                                 (919) 595-6000
              (Registrant's telephone number, including area code)
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     Item 5.  Other Events.

     On August 2, 2000, Midway Airlines Corporation (the "Company") announced that the period during which shareholders of record as of June 15, 2000 could exercise rights to purchase shares of common stock in the Company at $5.20 per common share expired on July 26, 2000. As a result of the exercise of such rights, the Company announced that it intends to issue 6,561,163 shares of common stock in the Company, raising the number of issued and outstanding shares of common stock in the Company to 15,174,755. The Company raised approximately $34 million from shareholders exercising their rights to purchase stock, prior to the payment of expenses related to the offering.

     The Company issued a press release filed herewith as Exhibit 99.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

          99 Press Release, dated August 2, 2000

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